                                                                                                                        Exhibit 11

                                              GENERAL CIGAR HOLDINGS, INC.
                                            COMPUTATION OF PER SHARE EARNINGS
                                      (dollars in thousands except per share data)



                                              FOR THE 13 WEEKS ENDED FEBRUARY 28, 1998      FOR THE 13 WEEKS ENDED MARCH 1, 1997
                                              ----------------------------------------    ----------------------------------------
                                                  Income        Shares      Per-Share         Income        Shares      Per-Share
                                               (Numerator)   (Denominator)   Amount        (Numerator)   (Denominator)   Amount
                                               -----------   -------------  ---------      -----------   -------------  ---------
BASIC EPS
   Income available to common stockholders....   $ 7,687      27,590,548     $ 0.28          $ 4,277      26,987,182     $ 0.16
                                                                             ======                                      ======

Effect of Dilutive Securities
   Stock options..............................       -         1,081,039                         -         1,212,818
                                                 -------       ---------                     -------      ----------

DILUTED EPS
   Income available to common
      stockholders + assumed conversions......   $ 7,687      28,671,587     $ 0.27          $ 4,277      28,200,000     $ 0.15
                                                 =======      ==========     ======          =======      ==========     ======

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